UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 15, 2016

Commission File Number: 000-55220

Wowio, Inc.

(Exact name of registrant as specific in its charter)

Texas	27-2908187
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9107 Wilshire Blvd., Suite 450

Beverly Hills, CA 90210

(Address of principal executive offices, including zip code)

(310) 272-7988

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

In connection with the reorganization of Hartley Moore Accountancy Corporation (the “Former Auditor”) certain of its audit partners have joined Hall and Company, Inc. (“Hall”). The Former Auditor resigned as the independent auditor of Wowio, Inc. (the “Company”), effective February 15, 2016. The Former Auditor has been the Company’s auditor since June 17, 2014.

As a result of the above, the Board of Directors of the Company, on February 15, 2016, approved the resignation of the Former Auditor effective February 15, 2016, and the engagement of Hall as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015 effective February 15, 2016.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by the Former Auditor.

The Company has not consulted with Hall for the fiscal year ended December 15, 2015, and the interim period ending February 15, 2016 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues. There were no matters that were either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In connection with the audit of the fiscal years ended December 31, 2015, and through February 15, 2016, there we no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The Former Auditor’s reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent completed fiscal years, and interim period through February 15, 2016, there were no "reportable events" as such term is described in Item 304(a)(1)(iv) of Regulation S-K with the Former Auditor.

The Company provided the Former Auditor with a copy of this Current Report on Form 8-K, and requested that the Former Auditor furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether the Former Auditor agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree. The Company has received the requested letter from the Former Auditor, and a copy of their letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
16.1	Letter from Hartley Moore Accountancy dated March 22, 2016 regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wowio, Inc.

Date: March 23, 2016	By	/s/ Robert H. Estareja
Robert H. Estareja, Chief Executive Officer